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                                                                    EXHIBIT 2.15

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated , 2003, is between North American Mortgage and Finance Corporation (the "Investor"), and Consolidated Water Co. Ltd., a Cayman Islands Company (the "Company").

                                    RECITALS

         A. Simultaneously with the execution and delivery of this Agreement, the Investor is acquiring from the Company, pursuant to a Share Sale Agreement dated the date hereof (the "SSA"), 185,174 ordinary shares ("Ordinary Shares") of CI$1.00 par value (the "Securities") (terms not defined herein shall have the meanings ascribed to them in the SSA).

         B. The Company desires to grant to the Investor the registration rights set forth herein with respect to the Securities acquired pursuant to the SSA.

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         Section 1. Registrable Securities. As used herein the term "Registrable Security" means the Securities until (i) the Registration Statement has been declared effective by the Commission (as defined below), and all Securities have been disposed of pursuant to the Registration Statement, (ii) all Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 as it may be amended from time to time or any similar provision then in effect ("Rule 144") under the Securities Act of 1933 (the "Securities Act") are met, (iii) all Securities have been otherwise transferred to holders who may trade such Securities without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend or
(iv) such time as, in the opinion of counsel to the Company, all Securities may be sold without any time, volume or manner of sale limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Ordinary Shares of the Company, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

         Section 2. Restrictions on Transfer. The Investor acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The Investor understands that no disposition or transfer of the Securities may be made by an Investor in the absence of (i) an opinion of counsel to an Investor, in form and substance reasonably satisfactory to the Company, that such transfer may be

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made without registration under the Securities Act, pursuant to Regulation D or another exemption, or (ii) such registration.

                  With a view to making available to the Investor the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Securities and Exchange Commission (the "Commission") that may at any time permit the Investor to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) comply with the provisions of paragraph (c) (1) of Rule 144; and

                  (b) file with the Commission in a timely manner all reports and other documents required to be filed with the Commission pursuant to
Section 13 or 15(d) under the Securities Exchange Act of 1934 (the "Exchange Act") by companies subject to either of such sections, irrespective of whether the Company is then subject to such reporting requirements.

         SECTION 3.        REGISTRATION RIGHTS WITH RESPECT TO THE SECURITIES.
1.

                  (a) By the earlier to occur of (i) sixty (60) calendar days after the date that the Company's registration statement (the "Company Registration Statement") for its contemplated underwritten public offering is declared effective by the Commission or (ii) June 30, 2003, (the "Filing Deadline Date"), the Company will prepare and file a Registration Statement with the Commission, at the sole expense of the Company (except as provided in Section 3(c) hereof), so as to permit a public offering and resale of the Securities under the Securities Act by the Investor as a selling shareholder.

         For the purposes of this Agreement, "Registration Statement" means any registration statement of the Company which registers for sale under the Securities Act any of the Registrable Securities, including the Prospectus, all amendments and supplements to such Registration Statement including post-effective amendments, all financial statements of the Company included therein, all exhibits to such Registration Statement, and all material incorporated by reference in such Registration Statement. The term "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities and all other amendments or supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Registration Statement.

         The Company shall use its best efforts to cause such Registration Statement to become effective within ninety (90) calendar days from the Filing Deadline Date, or, if earlier, within five (5) days of the Commission's clearance in response to the Company's request for acceleration of the effectiveness of the Registration Statement (in either case the "Effectiveness Deadline Date"). In the event that the registration of Registrable Securities is underwritten, the Company shall enter into an underwriting agreement in

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usual and customary form. The Company will notify the Investor of the effectiveness of the Registration Statement within two calendar days of such event.

         Notwithstanding any provisions contained in this Agreement to the contrary, the Investor shall not offer for sale or sell, transfer or otherwise dispose of the Registrable Securities in violation of Section 10 hereof.

                  (b) The Company will maintain the effectiveness under the Securities Act of the Registration Statement or post-effective amendment filed under this Section 3 until the earliest of (i) the date that none of the Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Securities have been sold pursuant to such Registration Statement, (iii) two (2) years from the date of the closing of the SSA, (iv) the date on which all Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) the first date upon which, in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor all Securities may be sold without any time, volume or manner of sale limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act (the "Effectiveness Period").

                  (c) The Company shall bear all fees, disbursements and out-of-pocket expenses and costs incident to the performance of its obligations under this Agreement including (i) the preparation, filing and printing of the Registration Statement under subparagraph 3(a) as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, (ii) the fees and disbursements of counsel for the Company and the fees and disbursements of accountants for the Company; (iii) the preparation, printing and distribution of any underwriting or agency agreement, certificates representing the Securities (if any), any Blue Sky Survey and other documents relating to the performance of and compliance by the Company with this Agreement; (iv) the fees and disbursements of the underwriters or agents customarily paid by issuers or sellers of securities, the fees of their respective counsel, and the fees and disbursements of any experts retained in connection with such Registration Statement (but excluding underwriting discounts and commissions and transfer taxes, if any, as described below); (v) the costs of the qualification of the Securities under applicable state securities and Blue Sky laws and the costs and expenses associated with any filing required to be made with the National Association of Securities Dealers, Inc; (vi) all fees and expenses incurred in connection with the listing of the Securities on any securities exchange and the fees of any transfer agent, registrar or depository for the securities; and (vii) expenses for the duplication and delivery to the Investor of copies of the Registration Statement and the Prospectus forming part thereof and any other related documents as provided in Sections 5(h) and 5 (i) below. The Investor shall bear the cost of underwriting and/or brokerage discounts, and commissions, if any, applicable to the Securities being registered, the costs and expenses (if any) incident to the delivery of the Registrable Securities to be sold by it, including any transfer taxes payable in connection with such sale.

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                  (d)      In connection with the preparation and filing of the
Registration Statement the Company shall provide to the Investor and its counsel and accountants the opportunity to review and comment upon, for a period not to exceed five (5) business days, the Registration Statement and any amendments thereto prior to filing with the Commission. The Company shall provide the Investor with copies of any comment letters received from the Commission with respect thereto within two (2) calendar days of receipt thereof. For purposes of this Agreement, a business day means any day that is not a Saturday or Sunday and on which banks are open for the conduct of normal business in New York City, New York, Grand Cayman, Cayman Islands, B.W.I., and London, England.

                  (e) The Company shall afford the Investor, its counsel and its accountants the opportunity to review its books and records and to discuss the business of the Company with its officers and the independent public accountants who have certified the Company's financial statements to permit the Investor and its counsel and accountants to conduct, in their view, a reasonable investigation as may be necessary to comply with the requirements of the Securities Act. All fees and expenses of the Investor's counsel, accountants and other representatives relating to such investigation shall be paid by the Investor. The Company shall qualify any of the securities for sale in such states as the Investor reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process (as opposed to a specific consent for purposes of actions under applicable state securities laws).

                  (f) The Company shall not be required by this Section 3 to include the Investor's Securities in any Registration Statement which is to be filed if, in the opinion of counsel for the Investor and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Investor and the Company, which counsel's fees and expenses shall be shared equally by the Investor and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

                  (g) If at any time after the effective date of any Registration Statement, the Company notifies the Investor in writing of (i) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8 (d) or 8 (e) of the Securities Act or
(ii) the existence of a Potential Material Event (as defined in Section 3(h) below), the Investor shall not offer or sell any Securities or engage in any other transaction involving or relating to Securities (a "Blackout Period"), from the time of the giving of notice with respect to a stop order or Potential Material Event until the Investor receives written notice from the Company that either (x) the Registration Statement (as amended or supplemented, if necessary) may be used and the Investor has received from the Company copies of any amended or supplemented

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Registration Statement or (y)such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right of the Investor to transfer Securities for more than forty-five (45) days in the aggregate during any three month period or for more than ninety (90) days in the aggregate during any twelve (12) month period, during the Effectiveness Period. If a Potential Material Event shall occur prior to the date a Registration Statement is required to be filed, then the Company's obligation to file such Registration Statement shall be delayed for not more than ninety (90) consecutive calendar days. The Company must give the Investor notice in writing at least two (2) calendar days prior to the first day of a Blackout Period.

                  (h) "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the applicable Registration Statement would be materially misleading absent the inclusion of such information

                  (i) The Company recognizes and agrees that the Investor will incur damages and will not realize the benefits sought to be conferred on the Investor under the SSA if the Company fails to comply with its obligations hereunder to effect and maintain the registration of the Registrable Securities. Accordingly, the Company expressly agrees that in the event that (i) the Registration Statement has not been filed on or prior to the Filing Deadline Date, and (ii) the Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, or (iii) the aggregate duration of Blackout Periods during any period exceeds the number of days permitted in respect of such period pursuant to Section 3(g) hereof (each of the events of a type described in any of the foregoing clauses (i) through
(iii) being individually referred to herein as an "Event") the Investor shall have the right to require the Company to purchase from it all the Registrable Securities held by the Investor at a price per share equal to the greater of (i) US$14.00 per share (ii) the closing price of the Ordinary Shares on NASDAQ on the last day on which an Event occurs giving rise to the claim of the Investor for damages under this Section 3(i). Following the occurrence of such Event, the Investor shall notify the Company of its claim for damages under this provision by providing written notice to the Company and within 20 calendar days of the date of such notice, the Company shall (x) provide to the Investor a written computation of the damages to be paid pursuant to the formula above and (y) pay to the Investor in full, without offset or discount, the amount of said damages as reflected in the Company's computation, via wire transfer of immediately available funds to a bank account designated to the Company by the Investor. The Company's payment to the Investor of the damages set forth in this Section 3(i) shall be the sole and exclusive remedy available to the Investor under this Agreement and all other applicable laws, and

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upon payment of such damages, the Company shall have no other liability or obligation whatsoever to the Investor.

         Section 4. Cooperation with Company. The Investor will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Investor and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering.

         Section 5. Registration Procedures. In connection with the fulfillment by the Company of its obligations hereunder to effect the registration of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as reasonably possible, subject to the Investor's assistance and cooperation as reasonably required with respect to each Registration Statement:

                  (a)(i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement current and effective and to comply with the provisions of the Securities Act and the rules thereunder with respect to the sale or other disposition of all Securities covered by such registration statement whenever the Investor shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act), and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) any preliminary prospectus and any other Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (b)(i) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof to the Investor as required by Section 3(c) and reflect in such documents all such comments as the Investor (and its counsel) reasonably may propose, and (ii) furnish to the Investor such numbers of copies of the Registration Statement and the Prospectus (including any preliminary prospectus or any amendment or supplement to any Prospectus, as applicable), in conformity with the requirements of the Securities Act, and such other

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documents, as the Investor may reasonably request in order to facilitate the public sale or other disposition of the Securities owned by the Investor;

                  (c) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Investor shall reasonably request (subject to the limitations set forth in Section 3(e) above), and do any and all other acts and things which may be necessary or advisable to enable the Investor to consummate the public sale or other disposition in such jurisdiction of the Securities owned by the Investor;

                  (d) list such Registrable Securities on the principal United States exchange or market for the Company's ordinary shares (the "Principal Market"), if the listing of such Registrable Securities is then permitted under the rules of such Principal Market;

                  (e) notify the Investor at any time during the Effectiveness Period of the happening of any event of which the Chief Executive Officer or Chief Financial Officer of the Company becomes aware as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment under Section 5(a) as quickly as commercially possible;

                  (f) as promptly as practicable after becoming aware of such event, notify the Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

                  (g) cooperate with the Investor to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and to enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investor reasonably may request and registered in such names as the Investor may request; and, within three (3) calendar days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

                  (h) As promptly as reasonably practicable after the filing of such documents with the Commission, furnish to the Investor, upon its written request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements, but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by the Investor).

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                  (i)      During the Effectiveness Period, deliver to the
Investor in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as the Investor may reasonably request; and the Company hereby consents (except during Blackout Periods during which a notice of a stop order or a Potential Material Event is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by the Investor in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner as set for the therein.

                  (j) Comply with all applicable rules and regulations of the SEC and make generally available to it securityholders earnings statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any twelve (12) month period ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said twelve (12) month periods.

                  (k) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and, subject to Section 10 hereof, provide the transfer agent for the Ordinary Shares of the Company with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company or another depository.

                  (l) Use its best efforts to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

2.
                  (m) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investor of its Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary for issuers to perform under the circumstances;

                  (n) in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers of the underwritten offering reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and

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                  (o)      maintain a transfer agent and registrar for its
Ordinary Shares.

         Section 6.        Indemnification.

                  (a) To the maximum extent permitted by law, the Company agrees to indemnify and hold harmless the Investor within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense, preparation and investigation and all reasonable attorneys' fees and expenses), to which the Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any amendment or supplement thereto, or upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such untrue statement or omission or any such alleged untrue statement or omission provided, however, that the Company will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Investor, or its counsel, specifically for use in the preparation thereof (it being understood that no representation, warranty or other statement by the Investor in the SSA or any related agreement or document (including, without limitation, the disclosure letters referred to therein) shall be deemed written information furnished to the Company by the Investor specifically for use in the preparation of the Registration Statement or any Prospectus for the purposes of this Agreement). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) To the maximum extent permitted by law, the Investor agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense, preparation and investigation and all reasonable attorneys' fees and expenses) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or amendment or supplement thereto, or upon the omission or the alleged

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omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Investor, or its counsel, specifically for use in the preparation thereof (it being understood that no representation, warranty or other statement by the Investor in the SSA or any related agreement or document (including, without limitation, the disclosure letters referred to therein) shall be deemed written information furnished to the Company by the Investor specifically for use in the preparation of the Registration Statement or any Prospectus for the purposes of the Agreement). This indemnity agreement will be in addition to any liability which the Investor may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. Notwithstanding the foregoing, the indemnified parties as a group shall have the right to employ one separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any

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legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.

         Section 7. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense, preparation and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Investor on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefits received by the Company, the Investor and the underwriters (if any) with respect to the sale of the Registrable Securities pursuant to this Agreement shall be deemed to be in the same respective proportions that the proceeds from the offering received by the Company and the Investor and the underwriting discounts received by the underwriters, in each case as set forth in the table on the cover page of the applicable Prospectus, bear to the aggregate public offering price of the Registrable Securities. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim (including any investigation or proceeding by any governmental agency or body). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding any other provision of this Section 7, in no event shall the Investor be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds received by the Investor from the sale of the Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act.

         Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be delivered as set forth in the SSA.

         Section 9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         Section 10. Lock-Up Restrictions. Until one hundred twenty (120) calendar days after the date that the Company Registration Statement is declared effective by the Commission, the Investor will not, without the prior written consent of the underwriter of such offering, directly or indirectly, sell, offer for sale, transfer, hypothecate, pledge or otherwise dispose of, pursuant to Rule 144 or otherwise, the Securities directly or indirectly or beneficially owned by the Investor.

         Notwithstanding the foregoing, the Investor may sell or otherwise dispose of the Securities in a privately-negotiated transaction, provided that
(i) the acquiror of such securities agrees in advance in writing with the underwriter of the Company's contemplated public offering to the restrictions on transfer of the securities as set forth herein and (ii) the disposition is otherwise in accordance with the United States securities and other applicable laws.

         Section 11. Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

         Section 12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

         Section 13. Conflicting Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder.

         Section 14. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Each of the parties (a) consents to submit itself to the personal jurisdiction of the U.S. federal court for the Southern District of New York or any New York state court located in the City of New York in the event any dispute arises out of or relates to this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, including, without limitation, a motion to dismiss on the grounds of forum non conveniens , (c) agrees it will not bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the U.S. federal court for the Southern District of New York or any New York State court located in the City of New York and (d) waives any right to trial by jury with respect to any legal proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.

Investor:

North American Mortgage &                         Consolidated Water Co, Ltd.
Finance Corporation

By: /s/ JAMES L. GIBBONS                          By: /s/ Jeffrey M. Parker
Name:   JAMES L. GIBBONS                          Name: Jeffrey M. Parker
Title:  DIRECTOR                                  Title: Chief Executive Officer
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                                      -13-